EXHIBIT 3.6

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1                                     C 6310 - 98
Canon City, Nevada 89701-4299
(775) 684 5708
Website: secrateryofstate.biz
                                                         FILED#
                                                               -----------------

                                                            JUN  2 2004

                                                         IN THE OFFICE OF
                                                           DEAN HELLER
                                                 DEAN HELLER, SECRETARY OF STATE

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     Certificate of Amendment
     (PURSUANT TO NRS 78.385 and 78.390)
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                                              Above space is for office use only

Important: Read attached instructions before completing form.

              Certificate of Amendment to Articles of Incorporation
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                         For Nevada Profit Corporations
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          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.   Name  of  corporation:
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Expertise Technology Innovation, Inc.

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2.   The  articles  nave  been  amended  as follows (provide article numbers, if available):
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          Article 1. Name of Corporation: UC Hub Group, Inc.



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3.   The vote  by  which  the  stockholders  holding  shares  in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is: 51% plus

4.   Effective date of filing (optional):    4/21/04
                 (must not be later than 90 days after the certificate is filed)

5.   Officer Signature (required):    /s/  Larry Wilcox
                                      ------------------------------------------

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.

                                  Nevada Secretary of State AM 78.385 Amend 2003
                                                           Revised on : 11/03/03


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